UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

TravelCenters of America Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33274 (Commission File Number)	20-5701514 (IRS Employer Identification No.)

24601 Center Ridge Road Westlake, Ohio		44145-5639
(Address of Principal Executive Offices)		(Zip Code)

440 - 808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Shares of Common Stock, $0.001 Par Value Per Share	TA	The Nasdaq Stock Market LLC
8.25% Senior Notes due 2028	TANNI	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2029	TANNL	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2030	TANNZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to TravelCenters of America Inc.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the Company’s annual meeting of stockholders held on May 21, 2020 (the “Annual Meeting”), the Company’s stockholders approved the Second Amended and Restated 2016 Equity Compensation Plan (the “Equity Compensation Plan”), which amended and restated the predecessor Amended and Restated 2016 Equity Compensation Plan to increase by 425,000 the total number of shares of common stock (“Common Shares”) available for grant under the plan and extended the term of the plan until May 21, 2030, the tenth anniversary of our Annual Meeting.

A copy of the Equity Compensation Plan was included as Annex A to the Company’s proxy statement for the Annual Meeting, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”), on April 2, 2020, and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Equity Compensation Plan and information pertaining to certain participants in the Equity Compensation Plan are described in detail in that proxy statement. The foregoing description of the Equity Compensation Plan is qualified in its entirety by the terms of the Equity Compensation Plan. A copy of the Equity Compensation Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the election of Jonathan M. Pertchik as a Managing Director in Class I of the Board of Directors (the “Board”) for a three year term of office continuing until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualifies. Mr. Pertchik received the following votes:

For	Withhold	Broker Non-Votes
4,710,261	117,207	1,867,975

The Company’s stockholders also voted on the election of Joseph L. Morea as an Independent Director in Class I of the Board for a three year term of office continuing until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualifies. Mr. Morea received the following votes:

For	Withhold	Broker Non-Votes
3,395,634	1,431,834	1,867,975

The Company’s stockholders also voted on the approval of the Second Amended and Restated 2016 Equity Compensation Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
4,480,315	283,157	63,996	1,867,975

The Company’s stockholders also ratified the appointment of RSM US LLP as the Company’s independent auditors to serve for the 2020 fiscal year.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
6,572,258	38,598	84,587	N/A

The results reported above are final voting results.

Item 8.01.         Other Events.

Director Compensation

Also on May 21, 2020, the Company updated its Director compensation arrangements. A summary of the Company’s currently effective Director compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Consistent with the Company’s Director compensation arrangements, on May 21, 2020, the Company awarded each of the Company’s Directors 3,000 Common Shares, valued at $11.10 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

10.1	TravelCenters of America Inc. Second Amended and Restated 2016 Equity Compensation Plan

10.2	Summary of Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA INC.

By:	/s/ Peter J. Crage
Name:	Peter J. Crage
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  May 21, 2020